UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 8, 2003



BOURBON BANCSHARES, INC.
 (Exact Name of Registrant as specified in Charter)


   Kentucky                 33-96358                61-0993464
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)           Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                     40362-0157
(Address of principal executive offices)          (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)



INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Required FD Disclosure.
On July 8, 2003, Bourbon Bancshares, Inc., announced that
it had entered into an agreement to acquire Kentucky First Bancorp, Inc. Attached as Exhibit 99.1 hereto is a Press Release which the Company released on July 8, 2003 announcing this merger transaction.
EXHIBIT INDEX
Item No.       Description
99.1 Press Release dated July 8, 2003 announcing anticipated acquisition of Kentucky First
Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BOURBON BANCSHARES, INC.

Date:  July 8, 2003           By  /s/ Gregory J. Dawson
Gregory J. Dawson, C.F.O.



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